Exhibit 10.2

EXECUTION COPY

STOCKHOLDERS AGREEMENT

Travel Transaction Processing Corporation

Dated as of June 30, 2003

i

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of June 30, 2003, among Travel Transaction Processing Corporation, a corporation organized under the laws of Delaware (the “Company”), Citigroup Venture Capital Equity Partners, L.P., a limited partnership organized under the laws of Delaware (“CVC”), CVC Executive Fund LLC, a limited liability company organized under the laws of Delaware (“CVC Executive Fund”), CVC/SSB Employee Fund, L.P., a limited partnership organized under the laws of Delaware (“CVC Employee Fund”) and Court Square Capital Limited (“Court Square” and together with CVC, the CVC Executive Fund and the CVC Employee Fund, individually a “CVC Stockholder” and collectively, the “CVC Stockholders”), Ontario Teachers’ Pension Plan Board, a corporation without share capital organized under the laws of Ontario, Canada (“OTPP”), certain employees of CVC listed on Schedule 1 hereto (the “CVC Investors”), the Persons listed on Schedule 2 hereto (together with the CVC Investors, the “Other Stockholders”) and each other Person who may become a party to this Agreement pursuant to Section 5.6, (such Persons, together with the Other Stockholders, the CVC Stockholders and OTPP, the “Stockholders”).  Capitalized terms used herein without definition shall have the meanings indicated in Article IV.

In consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
GOVERNANCE AND MANAGEMENT OF THE COMPANY

Section 1.1             Board of Directors.

(a)           Composition.  Each Stockholder agrees that from and after the Closing, such Stockholder will use his, her or its best efforts and otherwise take all action necessary to nominate and elect and will vote all of the shares of Common Stock owned or held of record by him, her or it to elect and, thereafter to continue in office a Board of Directors of the Company (the “Board”) which, subject to Section 1.1(b) below, consists of nine members, five of whom shall be designated by CVC, three of whom shall be designated by OTPP and one of whom shall be the Chief Executive Officer of the Company.

(b)           Changes in Composition.

(i)            In the event that either the CVC Stockholders and their Permitted Transferees collectively or OTPP and its Permitted Transferees collectively no longer beneficially own the number of shares of Common Stock owned by such Stockholders at Closing, then the foregoing director designation rights of CVC and OTPP shall be reallocated (and/or, to the extent agreed upon by CVC and OTPP, the size of the Board shall be adjusted, including by adding independent directors) to reflect, as between CVC and OTPP, the Common Stock ownership percentages of the CVC Stockholders and their Permitted Transferees and OTPP and its Permitted Transferees, provided, however, that CVC and OTPP shall be entitled to designate at least one director for so long as the CVC Stockholders and their Permitted Transferees, in the case of CVC, and OTPP and its Permitted Transferees, in the case of OTPP, beneficially own, in the aggregate, at least 5% of the outstanding shares of Common Stock.

(ii)           In the event that the CVC Stockholders and their Permitted Transferees, in the case of CVC, or OTPP and its Permitted Transferees, in the case of OTPP, beneficially own, in the aggregate, less than 5% of the outstanding shares of Common Stock, then CVC and/or OTPP, as the case may be, shall no longer have the right to designate any directors pursuant to this Section 1.1(b).  If either CVC or OTPP loses the right to designate a director because it falls below the ownership threshold set forth in the immediately preceding sentence, but the other of such two Stockholders and its Permitted Transferees thereafter continue to beneficially own at least 5% of the outstanding shares of Common Stock, then such other Stockholder shall have the right to designate all members of the Board, other than the position held by the Chief Executive Officer.

(c)           Removal and Replacement of Designees.  Any director designated by a party hereto may be removed at any time, with or without cause, by such party, and each Stockholder entitled to vote shall vote his, her or its shares of Common Stock as may be required to effect such removal.  Subject to Section 1.2(c)(i), CVC and OTPP, to the extent that such Stockholder has the right to designate a director to the Board under this Section 1.1, shall have the right, acting together, to remove the Chief Executive Officer from the Board; provided, that to the extent that only one of CVC or OTPP has the right to designate a director to the Board under this Section 1.1, CVC or OTPP (whichever has such right) shall have the right to remove the Chief Executive Officer from the Board.  At any time a vacancy shall be created on the Board as a result of the removal of a director designated by CVC or OTPP, or the death, disability, retirement or resignation of any such director, then such Stockholder shall have the right to designate such director’s replacement and each Stockholder entitled to vote shall vote his, her or its shares of Common Stock so as to elect such replacement to the Board.

(d)           Fees and Expenses.  The Company will cause each non-employee director of the Board to be paid a reasonable director’s fee and to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with serving as a director.  Neither the Company nor any of its Subsidiaries shall make any payment to a director designated by CVC or OTPP (other than the reimbursement referred to above, a director’s fee payable to each non-employee director not to exceed $25,000 per year, indemnification payments contemplated by Section 1.3 or any payments or distributions on account of such director’s ownership of any equity securities of the Company) without the prior agreement of CVC and OTPP; provided that such consent right of CVC and OTPP will terminate at such time when such Stockholder and its Permitted Transferees beneficially own less than 5% in the aggregate of the outstanding shares of Common Stock.

(e)           Chairperson.  Unless otherwise agreed by CVC and OTPP, the Chairperson of the Board shall be the Chief Executive Officer of the Company.

(f)            Committees of the Board.

(i)            Executive Committee.  For so long as CVC is entitled to designate more directors than OTPP pursuant to Section 1.1, the by-laws of the Company shall provide for an Executive Committee of the Board to consist of the Chief Executive Officer of the Company, two of the directors of the Board designated by CVC (at least one of whom shall be a CVC Representative) and one of the directors designated by OTPP (which director shall be an OTPP Representative).

(ii)           Compensation and Benefits Committee.  For so long as CVC is entitled to designate more directors than OTPP pursuant to Section 1.1, the by-laws of the Company shall provide for a Compensation and Benefits Committee of the Board to consist of two of the directors of the Board designated by CVC and one of the directors designated by OTPP.

(iii)          Audit Committee.  For so long as CVC is entitled to designate more directors than OTPP pursuant to Section 1.1, the by-laws of the Company shall provide for an Audit Committee of the Board to consist of two of the directors of the Board designated by CVC and one of the directors designated by OTPP.

(iv)          Powers.  The Executive Committee, the Compensation and Benefits Committee and the Audit Committee shall have the powers and responsibilities as set forth in the by-laws of the Company or as may be provided by resolution of the Board.  Copies of the minutes of any meeting of the Executive Committee, the Compensation and Benefits Committee or the Audit

Committee will be presented to the Board at the next regularly scheduled meeting of the Board following any such Committee meeting.

(v)           Designation Rights.  To the extent that CVC or OTPP has the right to designate a lesser number of members to the Board under Section 1.1(a) and (b) than the numbers specified with respect to the Board committees in subsections (i), (ii) and (iii) above, then the numbers specified in such subsections shall be reduced to equal the number of members of the Board that such Stockholder has the right to so designate.

(g)           Subsidiary Boards.  The Board shall take all actions necessary, from time to time, to ensure that the board of directors or similar governing body of each domestic Subsidiary of the Company is constituted in the same manner as the Board of the Company; provided, that the Board of Directors of Worldspan, L.P. shall further include one additional member, who initially shall be Paul Blackney.

Section 1.2             Governance.

(a)           Organizational Documents.  The provisions of the Company’s certificate of incorporation and by-laws, shall be amended, if necessary, to be consistent with the terms of this Agreement and each Stockholder entitled to vote shall vote his, her or its shares of Common Stock in favor of any such amendments.

(b)           Board/Committee Approval.  Except as otherwise required by applicable law, all actions requiring the approval of the Board or any committee thereof shall be approved by a majority of the directors present at any duly convened meeting of the Board or such committee, as the case may be, or by unanimous written consent of the directors in lieu of a meeting, in each case in accordance with the provisions of the Delaware General Corporation Law and the by-laws of the Company.  A quorum for meetings of the Board or any committee thereof shall consist of a majority of the then authorized number of directors or the then authorized number of members of such committee, as the case may be, and, for so long as CVC is entitled to designate at least one director to the Board under Section 1.1 or is represented on such committee, as the case may be, shall include at least one CVC Representative and for so long as OTPP is entitled to designate at least one director to the Board under Section 1.1 or is represented on such committee, as the case may be, shall include at least one OTPP Representative.  In the event that a duly convened meeting of the Board or any committee thereof has a majority of the then authorized number of directors present but does not otherwise have a quorum because either a CVC Representative or an OTPP Representative is not present in accordance with the terms of the prior sentence, the directors may adjourn the meeting and call another meeting at a time which is no earlier than 48 hours following the time of notice to all directors of the time of the adjourned meeting and, at such subsequent meeting a quorum shall consist of a majority of the then authorized number of directors or the then authorized number of members of such committee, as the case may be, regardless of whether a CVC Representative or OTPP Representative is then present.

(c)           Significant Actions.  Subject to Section 5.7, in addition to any vote required by the Company’s certificate of incorporation or by-laws or by applicable law, (i) for so long as OTPP and its Permitted Transferees beneficially own in the aggregate at least 20% of the outstanding shares of Common Stock, the Company shall not authorize or take, or permit any of its Subsidiaries to take, any of the following actions (or enter into any commitment with respect to any of the following actions) without the prior written approval of OTPP, and (ii) for so long as the CVC Stockholders and their Permitted Transferees beneficially own in the aggregate at least 20% of the outstanding shares of Common Stock, the Company shall not authorize or take, or permit any of its Subsidiaries to take, any of the following actions (or enter into any commitment with respect to any of the following actions) without the prior written approval of CVC:

(i)            hire or terminate, enter into an employment agreement with, or make any material change to the terms of such agreement of, the Chief Executive Officer of the Company or any of its Subsidiaries;

(ii)           create, incur, assume, guarantee or otherwise become directly or indirectly liable for additional Indebtedness in an aggregate amount (as to the Company and all of its Subsidiaries) in excess of $50,000,000, other than a borrowing under the Credit Agreement that would not cause the aggregate outstanding principal amount thereunder to exceed an amount equal to $150,000,000 less the aggregate principal amount of any repayments or prepayments of the term Indebtedness thereunder made on or after the date hereof and any permanent reduction of any commitment in respect of any revolving credit, working capital, letter of credit, bankers acceptance or similar credit facility thereunder made on or after the date hereof;

(iii)          amend, supplement or otherwise modify the Credit Agreement if the effect of such amendment, supplement or other modification would be to (A) increase the weighted average annual interest rate on any Indebtedness thereunder by more than 100 basis points (1%) above the weighted average annual interest rate on such Indebtedness as of the date hereof, (B) extend or advance the final maturity date of any Indebtedness thereunder by more than six months, or (C) advance or extend any other scheduled date for the payment of principal in respect of any Indebtedness thereunder, other than extensions which would not cause the weighted average maturity date of any such Indebtedness to fall on a date that is more than six months before or after the weighted average maturity date of such Indebtedness as of the date hereof;

(iv)          undertake or effect (A) any merger or consolidation (1) of the Company with or into any Person, other than a wholly-owned Subsidiary, or (2) of any Subsidiary with or into any Person other than the Company or any other wholly-owned Subsidiary, (B) any sale of all or substantially all assets of the Company and its Subsidiaries taken as a whole or (C) undertake or effect a reorganization or other transaction which has a similar effect to any of the foregoing, in each case, other than in connection with a Drag-Along Sale pursuant to Section 2.4 hereof in which CVC has elected to exercise its rights thereunder;

(v)           enter into any composition or plan of arrangement with creditors in respect of any material indebtedness for borrowed money, appoint a receiver, trustee, liquidator or administrator, wind up, liquidate or dissolve, or file any petition under any applicable bankruptcy or insolvency law;

(vi)          purchase, acquire or otherwise obtain securities, assets or the business of any Person, or sell, lease, transfer or otherwise dispose of any assets, in any transaction or series of related transactions involving in excess of $50,000,000 (including by reorganization, merger, consolidation, amalgamation or other similar transaction), other than in the ordinary course of business or in connection with a Drag-Along Sale pursuant to Section 2.4 hereof in which CVC has elected to exercise its rights thereunder;

(vii)         approve or amend any annual budget of such Person (which budget will include capital expenditures) or make any significant deviation therefrom;

(viii)        enter into or modify any transaction with any CVC Stockholder or OTPP or any of their respective Affiliates or Permitted Transferees (or any affiliate, employee, officer, director, partner, member or stockholder thereof), other than pursuant to the Advisory Agreement as in effect on the date hereof, and payments pursuant to Section 1.1(d) hereof;

(ix)           declare or pay any dividend, redeem or repurchase any shares of capital stock or make any other distribution of any nature, other than (A) pro rata dividends, redemptions or repurchases, or (B) with respect to an Other Stockholder who is employed by the Company or any of its Subsidiaries, repurchases of shares of capital stock held by such Other Stockholder in connection with the termination of such Other Stockholder’s employment with the Company or any of its Subsidiaries;

(x)            amend any organizational document in a manner that would uniquely and adversely affect any of OTPP’s or CVC’s (as the case may be) rights or privileges thereunder, it being understood that in the event of an initial Public Offering the foregoing shall not restrict the issuance of equity securities, including any securities exchangeable for or convertible into equity securities, the conversion of any Preferred Stock into Common Stock, stock splits and reverse stock splits (including by way of issuance of stock dividends) or any other customary amendments or modifications to the organizational documents of the Company requested by the underwriter in connection with such offering;

(xi)           alter the size or composition of the board of directors or similar governing body of the Company or any material Subsidiary (other than pursuant to the exercise of the rights of CVC or OTPP under Section 1.1 hereof), or establish or alter the size, composition or powers of any committee of any of the foregoing governing bodies (it being understood and agreed that the appointment of Paul Blackney to the board of directors of Worldspan, L.P. has been approved by CVC and OTPP);

(xii)          appoint or remove the external auditors of such Person; or

(xiii)         authorize, issue or sell any equity securities, including any securities exchangeable for or convertible into equity securities, or permit any Subsidiary of the Company to have outstanding any equity securities other than equity securities held entirely by the Company or a wholly-owned Subsidiary of the Company or amend or modify the rights, preferences, privileges, terms or restrictions of any class or series of capital stock, or amend the terms of any security convertible into or exercisable for shares of any class or series of capital stock if such amendment is related to the exercise price or repurchase of such security, the number of shares of capital stock to which such security pertains or the conditions upon which such security or any portion thereof shall become vested, convertible or exercisable, it being understood that in the event of an initial Public Offering the foregoing shall not restrict the issuance of equity securities, including any securities exchangeable for or convertible into equity securities, the conversion of any Preferred Stock into Common Stock, stock splits and reverse stock splits (including by way of issuance of stock dividends) or any other customary amendments or modifications to the organizational documents of the Company requested by the underwriter in connection with such offering.

(d)           Written Consent Authorized.  OTTP shall receive prior written notice of any corporate action taken by written consent of the stockholders pursuant to the certificate of incorporation of the Company.

Section 1.3             Indemnification of Directors and Officers.  The by-laws of the Company and its Subsidiaries shall provide for indemnification of the directors and officers of the Company and its Subsidiaries to the greatest extent permitted by applicable law.

ARTICLE II
RESTRICTIONS ON TRANSFER

Section 2.1             Restrictions on Transfer.

(a)           Pre-IPO Restrictions on Transfer.  Prior to an initial Public Offering, no Stockholder may, without the prior written consent of CVC (but only for so long as the CVC Stockholders and their Permitted Transferees beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock) and OTPP (but only for so long as OTPP and its Permitted Transferees beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock), Transfer any Covered Security to any Person except as follows:

(i)            any Transfer by a Stockholder to one or more of his, her or its Permitted Transferees, provided that if any Permitted Transferee ceases to be a Permitted Transferee of such Stockholder, such Permitted Transferee shall, and such Stockholder shall cause such Permitted Transferee to, transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Covered Security it beneficially owns on the date that such Permitted Transferee ceases to be a Permitted Transferee of such Stockholder, and, provided, further, that (A) the aggregate number of shares of Common Stock and Preferred Stock Transferred by the CVC Stockholders pursuant to this Section 2.1(a)(i) to non-Affiliate Permitted Transferees shall not exceed 3.5% of the shares of Common Stock and Preferred Stock, respectively, beneficially owned by the CVC Stockholders at the Closing, plus any such shares subsequently acquired by the CVC Stockholders, and (B) the aggregate number of shares of Common Stock and Preferred Stock Transferred by OTPP pursuant to this Section 2.1(a)(i) to non-Affiliate Permitted Transferees shall not exceed 3.5% of the shares of Common Stock and Preferred Stock, respectively, beneficially owned by OTPP at the Closing, plus any such shares subsequently acquired by OTPP;

(ii)           in the case of any CVC Stockholder or OTPP or any of their respective Affiliates, (A) any Transfer, individually or in the aggregate, of up to 10% of the shares of Common Stock and of up to 10% of the shares of Preferred Stock beneficially owned by the CVC Stockholders or OTPP, as applicable, at the Closing, plus any such shares subsequently acquired by the CVC Stockholders or

OTPP, as applicable, if necessary due to regulatory limitations on the ownership of such Common Stock and/or Preferred Stock, (B) subject to compliance with the tag-along rights provided in Section 2.3, any Transfer at a time when such Stockholder and its Permitted Transferees beneficially own in the aggregate less than 15% but more than 10% of the shares of Common Stock beneficially owned by such Stockholder and its Permitted Transferees at Closing, (C) any Transfer at a time when such Stockholder and its Permitted Transferees beneficially own in the aggregate 10% or less of the shares of Common Stock beneficially owned by such Stockholder and its Permitted Transferees at Closing, (D) any Transfer to the Company in connection with an offering of shares of Common Stock or Preferred Stock to employees of the Company and (E) any Transfer by OTPP (or any of its Affiliates) to a CVC Stockholder (or any of its Affiliates) or by a CVC Stockholder (or any of its Affiliates) to OTPP (or any of its Affiliates);

(iii)          in the case of any CVC Stockholder or any of their respective Affiliates, (A) any Transfer in compliance with the first offer rights provided in Section 2.2 and the tag-along rights provided in Section 2.3, (B) any Transfer of Covered Securities to a general or limited partner of any CVC Stockholder (1)  if required pursuant to the partnership agreement or other similar governing document of such CVC Stockholder or (2) in connection with a subsequent Transfer of such Covered Securities to another Person that is not a CVC Affiliate, which subsequent Transfer is in compliance with Sections 2.1, 2.2, 2.3 and 2.4 (to the extent applicable), (C) subject to compliance with the first offer rights provided in Section 2.2, any Transfer in a Drag-Along Sale pursuant to Section 2.4 in which CVC has elected to exercise its rights thereunder and (D) any Transfer at a time when OTPP and its Permitted Transferees beneficially own in the aggregate less than 5% of the shares of Common Stock beneficially owned by OTPP at Closing;

(iv)          in the case of OTPP, any Transfer at a time when the CVC Stockholders and their Permitted Transferees beneficially own in the aggregate less than 5% of the shares of Common Stock beneficially owned by the CVC Stockholders at Closing;

(v)           any Transfer as an Accepting Stockholder pursuant to Section 2.3 (“Tag-Along Rights”);

(vi)          any Transfer by a Stockholder obligated to sell his, her or its shares of Common Stock and/or Preferred Stock in a Drag-Along Sale pursuant to Section 2.4;

(vii)         subject to compliance with the first offer rights provided in Section 2.2 and, in the case of any CVC Stockholder or OTPP or any of their respective Affiliates, the tag-along rights provided in Section 2.3, any Transfer after the fifth anniversary of the Closing; or

(viii)        any Transfer to the Company, CVC or OTPP by an Other Stockholder in connection with the termination of such Other Stockholder’s employment with the Company or any of its Subsidiaries.

(b)           Post-IPO Restrictions on Transfer.  In connection with or after an initial Public Offering, no Stockholder may, without the prior written consent of CVC (but only for so long as the CVC Stockholders and their Permitted Transferees beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock) and OTPP (but only for so long as OTPP and its Permitted Transferees beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock), Transfer any Covered Security to any Person except as follows:

(i)            any Transfer by a Stockholder to one or more of his, her or its Permitted Transferees, provided that if any Permitted Transferee ceases to be a Permitted Transferee of such Stockholder, such Permitted Transferee shall, and such Stockholder shall cause such Permitted Transferee to, transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Covered Security it beneficially owns on the date that such Permitted Transferee ceases to be a Permitted Transferee of such Stockholder, and provided, further, that (1) the aggregate number of shares of Common Stock and Preferred Stock transferred by the CVC Stockholders pursuant to Section 2.1(a)(i) and Section 2.1(b)(i) to non-Affiliate Permitted Transferees shall not exceed 3.5% of the shares of Common Stock and Preferred Stock, respectively, beneficially owned by the CVC Stockholders at the Closing, plus any such shares subsequently acquired by the CVC Stockholders, and (2) the aggregate number of shares of Common Stock and Preferred Stock transferred by OTPP pursuant to Section 2.1(a)(i) and/or Section 2.1(b)(i) to non-Affiliate Permitted Transferees shall not exceed 3.5% of the shares of Common Stock and Preferred Stock, respectively, beneficially owned by OTPP at the Closing, plus any such shares subsequently acquired by OTPP;

(ii)           in the case of any CVC Stockholder or OTPP or any of their respective Affiliates, (A) any Transfer, individually or in the aggregate, of up to 10% of the shares of Common Stock and of up to 10% of the shares of Preferred Stock beneficially owned by the CVC Stockholders or OTPP, as applicable, at the Closing, plus any such shares subsequently acquired by the CVC Stockholders or OTPP, as applicable, if necessary due to regulatory limitations on the ownership of such Common Stock and/or Preferred Stock, (B) any Transfer at a time when such Stockholder and its Permitted Transferees beneficially own in the aggregate less than 15% of the shares of Common Stock beneficially owned by such Stockholder and its Permitted Transferees at Closing, (C) any Transfer to the Company in connection with an offering of shares of Common Stock or Preferred Stock to employees of the Company and (D) any Transfer by OTPP (or any of its Affiliates) to a CVC Stockholder (or any of its Affiliates) or by a CVC Stockholder (or any of its Affiliates) to OTPP (or any of its Affiliates);

(iii)          in the case of any CVC Stockholder or any Affiliate of a CVC Stockholder, (A) any Transfer to a general or limited partner of any CVC Stockholder of Covered Securities (1) if required pursuant to the partnership agreement or other similar governing document of such CVC Stockholder, (2) at a time when the CVC Stockholders and their Permitted Transferees beneficially own in the aggregate less than 10% of the shares of Common Stock beneficially owned by such Stockholders at Closing or (3) in connection with a subsequent Transfer of such Covered Securities to another Person that is not a CVC Affiliate, which subsequent Transfer is in compliance with Sections 2.1, 2.2, 2.3 and 2.4 (to the extent applicable), (B) any Transfer in a Drag-Along Sale pursuant to Section 2.4 in which CVC has elected to exercise its rights thereunder and (C) any Transfer at a time when OTPP and its Permitted Transferees beneficially own in the aggregate less than 5% of the shares of Common Stock beneficially owned by OTPP at Closing;

(iv)          in the case of OTPP, any Transfer at a time when the CVC Stockholders and their Permitted Transferees beneficially own in the aggregate less than 5% of the shares of Common Stock beneficially owned by the CVC Stockholders at Closing;

(v)           any Transfer pursuant to Section 1.1, 1.2 or 2 of the Registration Rights Agreement;

(vi)          any Transfer by any Stockholder at a time when such Stockholder and its Affiliates beneficially own in the aggregate less than 5% of the outstanding shares of Common Stock;

(vii)         any Transfer by a Stockholder obligated to sell his, her or its shares of Common Stock and/or Preferred Stock in a Drag-Along Sale pursuant to Section 2.4; or

(viii)        any Transfer to the Company, CVC or OTPP by an Other Stockholder in connection with the termination of such Other Stockholder’s employment with the Company or any of its Subsidiaries.

(c)           Notice of Transfers.  Each Stockholder (including, without limitation, CVC and OTPP) shall give the Company, CVC and OTPP, as applicable, prompt notice of any proposed Transfer of any Covered Security prior to such Transfer, describing the circumstances of the proposed Transfer, and in the case of any Transfer other than in connection with an Exit Event or pursuant to Section 2.1(b)(v), accompanied by (i) a certificate from the Stockholder that the Transfer is not a Prohibited Transfer and (ii) if requested by the Company, a written opinion of legal counsel addressed to the Company and the transfer agent, if other than the Company, to the effect that the proposed Transfer of the Covered Security may be effected without registration under the Securities Act and applicable state securities laws.  Each certificate evidencing the Covered Security transferred shall bear the legends set forth (x) in Section 5.13(A), unless the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws, (y) in Section 5.13(B), unless the transferee is not bound by the terms of this Agreement and (z) in Section 5.13(C), unless the Company is not then authorized to issue more than one class of stock or more than one series of any class of stock.  Any Transfer of any Covered Security other than as permitted by this Agreement shall be void and of no effect.

Section 2.2             First Offer Rights.  Prior to an initial Public Offering, in the event that any CVC Stockholder desires to effect a Transfer permitted pursuant to Section 2.1(a)(iii)(A) or (C) or any Stockholder desires to effect a Transfer permitted pursuant to Section 2.1(a)(vii) (each, a “Transferring Stockholder”) of Covered Securities owned by such Stockholder (the “First Offer Shares”), then the Transferring Stockholder must first comply with this Section 2.2:

(a)           Notice Required.  The Transferring Stockholder shall deliver a written notice (the “Stockholder Notice”) of its intention to transfer the First Offer Shares, in accordance with this Section 2.2, to the Company and to CVC and OTPP, as applicable, provided that CVC’s and OTPP’s right to receive a Stockholder Notice shall end as of the time when such Stockholder can no longer designate a director to the Board under Section 1.1.  As of any time when CVC and/or OTPP is entitled to make a Major Stockholder First Offer (as defined below) under this Section 2.2, such Stockholder will be referred to as a “Major Stockholder.”  In the event that the Transferring Stockholder is a Stockholder other than a CVC Stockholder or OTPP or their respective Affiliates, then any reference in this Section 2.2 to a “Major Stockholder” shall be to CVC and OTPP collectively and any rights exercised by the Major Stockholder under this Section 2.2 shall be exercised by CVC and OTPP collectively (it being understood and agreed that each of CVC and OTPP shall act reasonably in formulating the collective offer), unless any one of CVC or OTPP elects not to exercise its rights to make a Major Stockholder First Offer under this Section 2.2, in which case the other of CVC and OTPP may exercise the rights of a Major Stockholder under this Section 2.2 individually.

(b)           First Offer Procedures.  If the Transferring Stockholder is required to deliver a Stockholder Notice pursuant to this Section 2.2, it shall deliver such notice to the Company, CVC and OTPP setting forth the number and type of Covered Securities to be sold and the proposed date of sale (which shall be not less than 30 days after the date of delivery of the Stockholder Notice).  Prior to the expiration of the 15-day period following receipt by the Company of the Stockholder Notice, the Company shall have the right to make an offer (the “Company First Offer”) to purchase all but not less than all of the First Offer Shares by delivering to the Transferring Stockholder a written notice of offer setting forth the price and the material terms at which the Company would be willing to purchase the First Offer Shares.  If the Company does not elect to make a Company First Offer for all of the First Offer Shares included in the Stockholder Notice, the Company shall so notify the applicable Major Stockholder.  In accordance with the procedures set forth in this Section 2.2 and for a second successive period of 15 days, such Major Stockholder shall have the right to make an offer (the “Major Stockholder First Offer”) to purchase all but not less than all of the First Offer Shares by delivering to the Transferring Stockholder a written notice of offer setting forth the price and the material terms at which the Major Stockholder would be willing to purchase the First Offer Shares.

(c)           No First Offer Made.  Upon expiration of the time periods in accordance with the procedures set forth above, if the Company does not elect to make a Company First Offer and if the Major Stockholder does not elect to make a Major Stockholder First Offer, the Transferring Stockholder may transfer the First Offer Shares (subject to compliance with Section 2.3) at a price and on terms acceptable to the Transferring Stockholder for a period of 120 days after the date of the delivery of the Stockholder Notice to the applicable Major Stockholder, subject to extension for not more than an additional 60 days to the extent reasonably required to comply with applicable laws in connection with such sale.  Any such First Offer Shares not transferred within such 120-day period (or 180-day period, if applicable) will be subject to the provisions of this Section 2.2 upon subsequent Transfer.

(d)           Acceptance of First Offers.  If either the Company or the Major Stockholder elects to make a Company First Offer or a Major Stockholder First Offer, as applicable, the Transferring Stockholder shall have the right to accept such offer within 15 days of receipt of the applicable offer (and if the Transferring Stockholder does not accept such offer within such period, such offer shall be deemed to have been withdrawn by the Company or the Major Stockholder, as applicable).

(e)           Company First Offers.  If the Company elects to make a Company First Offer and the Transferring Stockholder accepts such offer in accordance with

Section 2.2(d), then the closing of the purchase and sale of the First Offer Shares shall be held at a place and on the date established by the Transferring Stockholder in its acceptance, which in no event shall be less than 30 days or more than 90 days from the date of acceptance of such Company First Offer.

(f)            Major Stockholder First Offers.  If the applicable Major Stockholder elects to make a Major Stockholder First Offer and the Transferring Stockholder accepts such offer in accordance with Section 2.2(d), then the closing of the purchase and sale of the First Offer Shares shall be held at a place and on the date established by the Transferring Stockholder in its acceptance, which in no event shall be less than 30 days or more than 90 days from the date of acceptance of such Major Stockholder First Offer.  In the event that the Major Stockholder is CVC and OTPP collectively pursuant to the final sentence of Section 2.2(a), then CVC and OTPP shall each purchase their pro rata share of the First Offer Shares equal to the product of (i) the number of shares constituting the First Offer Shares multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock then held by such Stockholder and its Permitted Transferees and the denominator of which is the total number of shares of Common Stock then held by the CVC Stockholders and OTPP and their respective Permitted Transferees in the aggregate.

(g)           Transferring Stockholder Options.  If either the Company or the Major Stockholder elects to make a Company First Offer or a Major Stockholder First Offer, as applicable, during the 120 day period (or 180-day period, if applicable) immediately following receipt by the Transferring Stockholder of the Company First Offer or the Major Stockholder First Offer, whichever applicable, the Transferring Stockholder may, subject to Section 2.3 of this Agreement, (1) transfer the First Offer Shares to the Company or the applicable Major Stockholder pursuant to the terms of the Company First Offer or the Major Stockholder First Offer, as applicable, provided that the Transferring Stockholder shall have accepted the applicable offer in accordance with Section 2.2(d), (2) transfer the First Offer Shares to any other Person on terms and conditions more favorable to the Transferring Stockholder than specified in either the Company First Offer or the Major Stockholder First Offer or (3) elect not to transfer the First Offer Shares.  Any such First Offer Shares not transferred within such 120-day period (or 180-day period, if applicable) will be subject to the provisions of this Section 2.2 upon subsequent transfer.

(h)           Certain Exceptions.  Notwithstanding anything to the contrary contained herein, the provisions of this Section 2.2 shall not apply to any transfer by any CVC Stockholder (or any of its Affiliates) or OTPP (or any of its Affiliates) at a time when OTPP and its Permitted Transferees, beneficially own, in the aggregate, less than 15% of the shares of Common Stock beneficially owned by OTPP at Closing or the CVC

Stockholders and their Permitted Transferees beneficially own, in the aggregate, less than 15% of the shares of Common Stock beneficially owned by the CVC Stockholders at Closing.

Section 2.3             Tag-Along Rights.

(a)           Tag-Along Procedures.  Without limiting the first offer obligations in Section 2.2, if, prior to an initial Public Offering, any CVC Stockholder or OTPP or any of their respective Affiliates (the “Selling Stockholder”) desires to effect a Transfer permitted pursuant to Section 2.1(a)(ii)(B), 2.1(a)(iii)(A) or 2.1(a)(vii) of any shares of Common Stock and/or Preferred Stock to a prospective purchaser thereof (the “Potential Purchaser”), the Selling Stockholder shall promptly give notice in writing to the Company (a “Sale Notice”) of such proposed sale (a “Proposed Sale”) (i) designating the number of shares of Common Stock and/or Preferred Stock that the Selling Stockholder proposes to sell (the “Offered Shares”), (ii) naming the Potential Purchaser and (iii) specifying the price (the “Offer Price”) and other material terms (the “Offer Terms”) upon which the Selling Stockholder desires to sell the same.  The Company shall promptly, and in any event within 10 days of the Company’s receipt of the Sale Notice, deliver the Sale Notice to each Stockholder.  During the 15-day period following receipt of the Sale Notice, each such Stockholder shall have the right (a “Tag-Along Right”), exercised by delivery of a written request (a “Sale Request”) to the Selling Stockholder and the Company, to participate in the Proposed Sale as provided herein.  Notwithstanding the foregoing or anything else herein to the contrary, the Other Stockholders shall have no right to participate in the Proposed Sale unless the Selling Stockholder is proposing to transfer more than 50% of the outstanding shares of Common Stock and/or Preferred Stock.

(b)           Number of Shares to be Included.  The number of shares of Common Stock that each Stockholder so electing to sell (each such Person, an “Accepting Stockholder”) will be permitted to include in a Proposed Sale on a pro rata basis pursuant to a Sale Request will be the product of (i) the number of shares of Common Stock held by such Accepting Stockholder immediately prior to the closing of the Proposed Sale multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock proposed to be purchased by the Potential Purchaser and the denominator of which is the total number of shares of Common Stock held by the Stockholders immediately prior to the closing of the Proposed Sale.  If applicable, the number of shares of Preferred Stock that each Accepting Stockholder will be permitted to include in a Proposed Sale on a pro rata basis pursuant to a Sale Request will be the product of (i) the number of shares of Preferred Stock held by such Accepting Stockholder immediately prior to the closing of the Proposed Sale, multiplied by (ii) a fraction, the numerator of which is the number of shares of Preferred Stock proposed to be purchased by the Potential Purchaser and the denominator of which is the total number of shares of Preferred Stock held by the Stockholders and their Permitted Transferees immediately prior to the closing of the Proposed Sale.  For the avoidance of doubt, a Stockholder will only be entitled to participate in a Proposed Sale of Preferred Stock to the extent such Stockholder beneficially owns Preferred Stock.

(c)           Sale to Third Party Permitted.  If the Tag-Along Right shall not have been exercised prior to the expiration of the 15-day period, then at any time during the 120 days following the expiration of the 15-day period, subject to extension for not more than an additional 60 days to the extent reasonably required to comply with applicable laws in connection with such sale, the Selling Stockholder may sell the Offered Shares to the Potential Purchaser on terms and conditions no more favorable to the Selling Stockholder than those specified in the Sale Notice.

(d)           Terms and Conditions of Sale.  Except as may otherwise be provided herein, shares of Common Stock and/or Preferred Stock subject to a Sale Request will be included in a Proposed Sale pursuant hereto and to any agreements with the Potential Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock and/or Preferred Stock which the Selling Stockholder proposes to sell in the Proposed Sale.  Such terms and conditions shall include, without limitation, the sale consideration and the provision of customary representations, warranties and indemnities, provided, however, that no Accepting Stockholder shall be required to indemnify any purchaser in such transaction in an amount in excess of its pro rata portion of the total number of shares actually purchased by the Potential Purchaser.

(e)           Escrow Option.  Notwithstanding the foregoing requirements of this Section 2.3 but subject to Section 2.3(f), a Selling Stockholder may sell shares of Common Stock and/or Preferred Stock at any time without complying with the requirements of Section 2.3(a) so long as the Selling Stockholder deposits or causes the Potential Purchaser to deposit into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the “Escrow Amount.”  The “Escrow Amount” shall equal that amount of consideration as all the Stockholders would have been entitled to receive under this Section 2.3 if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Stockholder (1) delivered a Sale Request to the Selling Stockholder in the time period set forth in Section 2.3(a) and (2) proposed to include all of its shares of Common Stock and Preferred Stock which he, she or it would have been entitled to include in the sale.

No later than 10 days after the date of the sale, the Selling Stockholder shall notify the Company in writing of the proposed sale (the “Escrow Notice”).  Such notice shall set forth the information required in the Notice of Offer, and in addition, such notice shall state the name of the escrow agent and the account number of the escrow account.  The Company shall promptly, and in any event within 10 days, deliver or cause to be delivered the Escrow Notice to each of the Stockholders.  A Stockholder may exercise a Tag-Along Right pursuant to this Section 2.3(e) by delivery to the Selling Stockholder, within 15 days of receipt of the Escrow Notice, of (i) a written notice specifying the number of shares of Common Stock and/or Preferred Stock it proposes to sell, (ii) the certificates representing such securities, with transfer powers duly endorsed in blank and (iii) any documents that are required pursuant to Section 2.3(d) to ensure that such Stockholder is selling his, her or its shares on the same terms and conditions as the Selling Stockholder.

Promptly after the expiration of the 15th day after the Company has delivered or caused to be delivered the Escrow Notice, (A) the Selling Stockholder shall purchase or cause the Potential Purchaser to purchase that number of shares of Common Stock and/or Preferred Stock as the Selling Stockholder would have been required to include in the sale had the Selling Stockholder complied with the provisions of Section 2.3(a), (B) the Selling Stockholder shall cause to be released from the escrow to each Stockholder from whom the Selling Stockholder purchases shares of Common Stock and/or Preferred Stock pursuant to this Section 2.3(e) the applicable amount of consideration due to each Stockholder and (C) all remaining funds and other consideration held in escrow shall be released to the Selling Stockholder.

(f)            Escrow Option Limitations.  Notwithstanding anything to the contrary herein, the escrow option provided in Section 2.3(e) shall not be available to the Selling Stockholder with respect to CVC, OTPP or any of their respective Affiliates and nothing contained in Section 2.3(e) shall in any way affect or limit the rights of such Stockholders under Sections 2.3(a)-(d).

Section 2.4             Drag-Along Rights.

(a)           Drag-Along Notice.  Subject to the last sentence of Section 2.4(b) and CVC complying with its first offer obligations in Section 2.2, if CVC intends to effect a merger, consolidation, sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole or sale of more than 50% of the outstanding shares of Common Stock and/or 50% of the outstanding shares of Preferred Stock (a “Drag-Along Sale”), to an unrelated third party that is not a Permitted Transferee or an Affiliate of any CVC Stockholder (a “Drag-Along Buyer”), and CVC elects to exercise its rights under this Section 2.4, CVC shall deliver written notice (a “Drag-Along Notice”) to the

Company and the other Stockholders, which notice shall (i) state (x) that CVC wishes to exercise its rights under this Section 2.4 with respect to such transfer, (y) the name and address of the Drag-Along Buyer, and (z) (1) the number of shares of Common Stock and/or Preferred Stock that CVC proposes to transfer in such transaction and (2) the per share amount and form of consideration CVC proposes to receive for its shares of Common Stock and/or Preferred Stock, and (ii) state the anticipated time and place of the closing of such transfer (a “Drag-Along Closing”), which (subject to such terms and conditions) shall occur not fewer than 30 days nor more than 120 days after the date such Drag-Along Notice is delivered, provided that if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of 5 business days after all such approvals have been received, but in no event later than 180 days after such Drag-Along Notice is delivered, and provided, further, that if such Drag-Along Closing shall not occur prior to the expiration of such 120-day period (or 180-day period, if applicable), CVC shall be entitled to deliver another Drag-Along Notice with respect to such Drag-Along Sale.

(b)           Conditions to Drag-Along.  Upon delivery of a Drag-Along Notice, each Stockholder, notwithstanding the restrictions on transfer contained in Section 2.1 hereof, shall have the obligation to consent to, vote for, raise no objections against and waive dissenters and appraisal rights (if any) with respect to the Drag-Along Sale and, if applicable, transfer (i) such number of its shares of Common Stock pursuant to the Drag-Along Sale equal to the product of (A) the number of shares of Common Stock held by such Stockholder immediately prior to the Drag-Along Closing multiplied by (B) a fraction, the numerator of which is the number of shares of Common Stock proposed to be transferred to or purchased by the Drag-Along Buyer and the denominator of which is the total number of shares of Common Stock held by all Stockholders immediately prior to the Drag-Along Closing, and, if applicable, (ii) such number of its shares of Preferred Stock pursuant to the Drag-Along Sale equal to the product of (A) the number of shares of Preferred Stock held by such Stockholder immediately prior to the Drag-Along Closing multiplied by (B) a fraction, the numerator of which is the number of shares of Preferred Stock proposed to be transferred to or purchased by the Drag-Along Buyer and the denominator of which is the total number of shares of Preferred Stock held by all Stockholders immediately prior to the Drag-Along Closing, provided, in each case, that (i) CVC transfers all of its shares of Common Stock and/or Preferred Stock covered by the Drag-Along Notice to the Drag-Along Buyer at the Drag-Along Closing and (ii) such shares of Common Stock and/or Preferred Stock held by CVC and the other Stockholders immediately prior to the Drag-Along Closing are sold to the Drag-Along Buyer at the same price, and on the same terms and conditions.  Such terms and conditions shall include, without limitation, the sale consideration and the provision of customary representations, warranties and indemnities, provided, however, that no Stockholder which is obligated to Transfer its shares under this Section 2.4 shall be required to indemnify any purchaser in such transaction in an amount in excess of its pro rata portion.  Notwithstanding anything in this Section 2.4 to the contrary, CVC will only have the right to effectuate a Drag-Along Sale if the form of consideration to be received by each Stockholder in connection with the Drag-Along Sale shall be comprised of (i) at least 80% cash or Marketable Securities in the case of a sale of 100% of the outstanding shares of Common Stock and/or Preferred Stock or in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, (ii) at least 85% cash or Marketable Securities in the case of a sale of between 75% and 99.9% of the outstanding shares of Common Stock and/or Preferred Stock, and (iii) 100% cash or Marketable Securities in the case of a sale of less than 75% of the outstanding shares of Common Stock and Preferred Stock.

ARTICLE III
COVENANTS OF THE COMPANY

Section 3.1             Preemptive Rights.

(a)           Grant of Preemptive Rights.  Upon the terms and subject to the conditions set forth in this Section 3.1, the Company hereby grants to each Qualified Stockholder (as defined below) a preemptive right with respect to future sales by the Company of its shares of, or securities convertible into or exchangeable for any shares of, any class of its capital stock (collectively, the “Shares”).  In consideration of the rights granted in this Section 3.1, each Stockholder hereby covenants and agrees to vote its shares of the Company’s capital stock in favor of any amendment or modification to the Company’s certificate of incorporation that is required in order to issue any Shares in compliance with this Section 3.1.  A “Qualified Stockholder” is either of CVC or OTPP so long as such Stockholder and its Permitted Transferees beneficially own in the aggregate 5% or more of the outstanding shares of Common Stock at the time of the sale of Shares contemplated under this Section 3.1.

(b)           Procedures.  Prior to a Public Offering, each time the Company proposes to issue and sell any Shares, the Company shall first make an offering of such Shares to each Qualified Stockholder in accordance with the following provisions:

(i)            The Company shall deliver a notice by certified mail (a “Preemptive Right Notice”) to the Qualified Stockholders stating (A) its bona fide intention to offer such Shares, (B) the number of such Shares to be offered and (C) the price and material terms, if any, upon which it proposes to offer such Shares.

(ii)           Within 15 days after delivery of the Preemptive Right Notice, each Qualified Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Preemptive Right Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by such Qualified Stockholder bears to the total number of shares of Common Stock then issued and outstanding by delivering written notice to the Company identifying the number of Shares to be purchased by such Qualified Stockholder.  Any notice delivered by a Qualified Stockholder to the Company under this section shall constitute a binding agreement of such Qualified Stockholder to purchase, at the price and on the terms specified in the Preemptive Right Notice, the number of Shares specified in such Qualified Stockholder’s written notice.  The Company shall promptly, in writing, inform each Stockholder that purchases all the shares available to it (each, a “Fully Exercising Stockholder”) of any other Stockholder’s failure to do likewise.  During the 15-day period commencing after the receipt of such information, each Fully Exercising Stockholder shall be entitled to obtain that portion of the Shares not subscribed for by the Stockholders that is equal to the proportion that the number of shares of Common Stock issued and held by such Fully Exercising Stockholder bears to the total number of shares of Common Stock then outstanding.

(iii)          The Company may, during the 120-day period following the expiration of the period provided in subparagraph (b)(ii) above, offer the remaining unsubscribed portion of the Shares, if any, to any Person or Persons at a price not less than, and upon terms not materially more favorable to the offeree, than those specified in the Preemptive Right Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Qualified Stockholders in accordance herewith.

(c)           Certain Exceptions.  The preemptive rights set forth in this Section 3.1 shall not apply to Shares issued or issuable:  (A) to officers, directors or employees of the Company or any Subsidiary pursuant to stock option plans or other equity incentive compensation plans or arrangements, on terms approved by the Board; (B) to financing sources of the Company on terms approved by the Board; (C) in connection with strategic investments or corporate partnering transactions with Persons that are not Affiliates of CVC or OTPP, on terms approved by the Board; (D) as a ratable dividend or distribution on Common Stock or any other class of capital stock of the Company then outstanding, or in connection with any ratable stock splits, reclassifications, recapitalizations, consolidations or similar events affecting the Common Stock or in any transaction in respect of a security that is available to all holders of such security on a pro rata basis;

(E) in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of capital stock or otherwise, to the extent that capital stock of the Company is issued as consideration in such transaction, on terms approved by the Board; (F) in connection with or after an initial Public Offering; (G) to landlords, financial institutions or lessors in connection with commercial credit arrangements, commercial property transactions, leases, equipment financings or similar transactions, in each case in the ordinary course of business, on terms approved by the Board; (H) in connection with private offerings of equity securities in connection with venture capital financings by the Company; (I) upon conversion or exchange of any class or series of securities convertible into, or exchangeable for, shares of Common Stock, which securities were issued in compliance with the provisions of this Section 3.1; or (J) for consideration other than cash on terms approved by the Board.  In addition to the foregoing, the preemptive rights set forth in this Section 3.1 shall not be applicable to any Stockholder if, at the time of such subsequent securities issuance, such Stockholder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act or applicable state securities laws.

Section 3.2             Reports; Inspections; Confidentiality.

(a)           The Company shall furnish (including by electronic transmission or other electronic means) to any Qualified Stockholder that is not a Competitor the following reports:

(i)            Monthly Statements.  As soon as available, but no later than 30 days after the end of each monthly accounting period, an unaudited consolidated financial report of the Company and its Subsidiaries in the form provided to the Company’s senior management which shall include:  (A) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such monthly accounting period; (B) a balance sheet as at the last day of such monthly accounting period; (C) a cash flow analysis for such monthly accounting period on a cumulative basis for the fiscal year to date; and (D) to the extent otherwise prepared, (x) a comparison between the actual figures for such monthly accounting period and the comparable figures within the annual budget for such period and (y) a comparison between the current figures and the figures from the prior year for such monthly accounting period, with, in each case, an explanation of any material differences.

(ii)           Quarterly Reports.  As soon as available, but not later than 45 days after the end of each quarterly accounting period (other than the last quarterly period of each fiscal year), (A) an unaudited consolidated financial report of the Company and its Subsidiaries including, with respect to such quarterly accounting period, the statement referred to in clauses (A) through (C) of the preceding subsection, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for the three prior monthly accounting periods, which shall include a comparison between (x) the actual figures for such monthly accounting period and the comparable figures within the annual budget for such period and (y) a comparison between the current figures and the figures from the prior year for such monthly accounting period, with, in each case, an explanation of any material differences.

(iii)          Annual Audit.  As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as of the last day thereof and accompanied by the report of a firm of independent certified public accountants of recognized standing selected by the Board.  The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its independent certified public accountants to render the report referred to in this clause.

(iv)          Budget.  Within 30 days prior to the end of each fiscal year of the Company, an annual updated consolidated long-range business and strategic budget and plan, which shall include capital expenditures, cash flow and other financial projections (setting forth in detail the assumptions therefor) for the Company and its Subsidiaries for the immediately following fiscal year of the Company, in each case approved by the Board.

(v)           Accounting Reports.  Promptly upon becoming available, copies of all reports prepared for or delivered to the management of the Company by its outside accountants in connection with each annual, interim or special audit of the Company’s financial statements made by such accountant.

(vi)          SEC Filings.  Promptly following their filing, copies of any periodic reports, current reports on 8-K (or any successor form), registration statements and prospectuses filed by the Company or any of its Subsidiaries with the SEC.

(vii)         Miscellaneous.  Promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties and operations, business affairs and financial condition of the Company as any Qualified Stockholder may reasonably request.

(b)           GAAP Reporting.  The financial statements and reports delivered under this subsection shall fairly present in all material respects the financial position and results of operations of the Company at the date thereof and for the periods then ended and shall have been prepared in accordance with GAAP, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the absence of footnotes.

(c)           Substitute Information.  Notwithstanding the provisions of Sections 3.2(a)(i)-(vi), to the extent that the Company provides information to its senior credit lenders or files information with the Securities and Exchange Commission which is similar in nature, in all material respects, to the information required to be delivered by the Company to the Qualified Stockholders under Sections 3.2(a)(i)-(vi), the Company may deliver such other information to the Qualified Stockholders in lieu of its obligation to provide the applicable similar information under Sections 3.2(a)(i)-(vi).

(d)           Access.  The Company and its Subsidiaries shall afford to any Qualified Stockholder and its employees, counsel and other authorized representatives, during normal business hours, access, upon reasonable advance notice, to all of the books, records and properties of the Company or its Subsidiaries, as applicable, and to make copies of such records and permit such Persons to discuss all aspects of the Company or its Subsidiaries, as applicable, with any officers, employees or accountants of the Company, and the Company and its Subsidiaries shall provide to any Qualified Stockholder responses to all reasonable written requests from a Qualified Stockholder for information relating to the Company, its Subsidiaries and their respective operations; provided, however, that such investigation and preparation of responses shall not unreasonably interfere with the operations of the Company or its Subsidiaries, as applicable.  The Company and its Subsidiaries will instruct their independent public accountants to discuss such aspects of the financial condition of the Company or its Subsidiaries, as applicable, with any Qualified Stockholder and its representatives as such Person may reasonably request, and to permit such Qualified Stockholder and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company or its Subsidiaries, as applicable, as such Qualified Stockholder may reasonably request, subject to such Qualified Stockholder executing any access agreements required by the Company’s accountants.  All costs and expenses incurred by any Qualified Stockholder and its representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Company or its Subsidiaries, as applicable, in complying with any requests by any Qualified Stockholder and its representatives in connection with exercising such access rights shall be borne by such Qualified Stockholder.

(e)           Confidentiality.  Each Stockholder shall maintain the confidentiality of, and not disclose to any other Person, any confidential and proprietary information of the Company or its Subsidiaries obtained by such Stockholder; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of such Stockholder or its authorized representatives to disclose such information concerning the Company and its Subsidiaries which it may be required to disclose (i) to its pensioners, partners or limited partners to the extent required to satisfy its fiduciary obligations to such Persons, or (ii) otherwise pursuant to or as required by applicable law.

ARTICLE IV
DEFINITIONS

Section 4.1             Certain Terms.  Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the Sections indicated below:

Advisory Agreement:  the Advisory Agreement, dated as of the date hereof, among CVC Management LLC and the Company.

Affiliate:  means

(i)            in the case of any CVC Stockholder and its Permitted Transferees, Citigroup Venture Capital Ltd. and any fund or co-investment partnership which has the same ultimate general partner as the CVC Stockholders (each, a “CVC Affiliate”).

(ii)           in the case of OTPP and its Permitted Transferees, any Subsidiary of OTPP (each, an “OTPP Affiliate”); and

(iii)          in the case of any other Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.  “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

Business Day:  any day other than a Saturday, Sunday or other day on which the commercial banks in New York City are authorized or required to close.

Closing:  the closing of the transactions contemplated by the Purchase Agreement.

Common Stock:  the Class A Common Stock of the Company, the Class B Common Stock of the Company and the Class C Common Stock of the Company, each with a par value of $.01.

Competitor:  any Person who owns or controls any business or organization in any part of the United States or any other jurisdiction in which the Company sells products or provides services, which, directly or indirectly, Competes (as hereinafter defined) with the Company.  A business or organization shall be deemed to “Compete” with the Company if such business or organization, in the reasonable opinion of the Board, competes in a significant manner with the business of the Company as it is conducted as of the Closing Date or at any time while this Agreement is in effect.

Covered Security:  all of the shares of Common Stock, Preferred Stock or other equity interest in the Company, and any other security, option, warrant or other right that does or may allow the holder thereof to receive Common Stock or Preferred Stock or other equity interest, owned from time to time by any of the Stockholders.

Credit Agreement:  the Credit Agreement, dated as of the date hereof, among the Company, WS Holdings LLC, Worldspan, L.P., the several lenders from time to time party thereto, Lehman Brothers Inc., Deutsche Bank Securities Inc., JPMorgan Chase Bank, Citicorp North America, Inc., and Lehman Commercial Paper Inc., as amended and in effect from time to time.

CVC Representative:  a member of the Board nominated by CVC pursuant to Section 1.1 who is a partner, managing director, employee, officer or director of CVC Ltd., any CVC Stockholder or any Affiliate of CVC Ltd. or any CVC Stockholder.

Employment Agreements:  the employment agreements entered into by the Company and certain Stockholder employees from time to time, as the same may be amended.

Family Member:  (i) with respect to any Stockholder who is a natural person, (a) a spouse, sibling or any lineal ancestor or descendant (whether natural or adopted), (b) a trust or trusts of which such family members are the sole beneficiaries or charitable remainder trusts in which such family members have an interest or (c) a corporation, partnership or limited liability company in which such family members are the only stockholders, partners or members, as the case may be, and (ii) with respect to any Stockholder that is a trust, (a) any grantor and/or beneficiary of such trust, and/or a spouse or any lineal ancestor or descendant of any grantor and/or beneficiary of such trust, (b) a trust or trusts of which any one or more of such family members are the sole beneficiaries, and/or one or more charitable remainder trusts in which any one or more of such family members have an interest, or (c) a corporation, partnership or limited liability company in which any one or more of such family members are the only stockholders, partners or members, as the case may be.

GAAP:  generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination, consistently applied.

Indebtedness:  with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all obligations of such Person as lessee which are required to be capitalized in accordance with GAAP and (vi) all Indebtedness of any other Person of the type referred to in clauses (i) to (v) above directly or indirectly guaranteed by such Person or secured by any assets of such Person; except that trade payables incurred in the ordinary course of business shall not be Indebtedness.

Marketable Securities:  shares of capital stock (or American Depository Receipts on American Depository Shares) of a corporation which (i) are listed for trading on the Toronto Stock Exchange, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, and (ii) are not subject to any transfer restrictions, other than any restrictions under Rule 145 of the Securities Act or any successor rule.

Option Agreements:  the Option Agreements, dated as of the date hereof, between the Company and each of the Other Stockholders, as the same may be amended from time to time.

OTPP Representative:  a member of the Board nominated by OTPP pursuant to Section 1.1 who is a partner, managing director, employee, officer or director of OTPP or any Affiliate of OTPP.

Permitted Transferee:  means

(i)            in the case of any CVC Stockholder and its Permitted Transferees, (A) Citigroup or any CVC Affiliate, (B) any managing director, general partner, director, officer or employee of Citigroup or any CVC Affiliate or any Family Member of any of the foregoing (“CVC Associates”) and (C) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company partnership or other entity, the stockholders, members, general or limited partners or other equity holders of which include only CVC Stockholders, CVC Affiliates or CVC Associates;

(ii)           in the case of OTPP and its Permitted Transferees, (A) OTPP or any OTPP Affiliate, (B) any managing director, general partner, director, officer or employee of OTPP or any Family Member of OTPP or any OTPP Affiliate (“OTPP Associates”) and (C) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company partnership or other entity, the stockholders, members, general or limited partners or other equity holders of which include only OTPP, OTPP Affiliates or OTPP Associates; and

(iii)          in the case of any Other Stockholder that is or becomes a party to this Agreement and its Permitted Transferees (other than any CVC Stockholder and OTPP), (A) any Family Member of such Other Stockholder, (B) the Company in connection with such Stockholder’s employment with the Company or any Subsidiary of the Company and (C) any Person by will or the laws of intestate succession, to an executor, administrator, testamentary trust.

Person:  any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

Preferred Stock:  the Series A Cumulative Compounding Preferred Stock, par value $.01, of the Company.

Prohibited Transfer:  any transfer of Covered Security to a Person which (a) may not be effected without registering the transfer under the Securities Act, as amended, or (b) would require any securities of the Company to be registered under the Securities and Exchange Act of 1934, as amended (at a time when such securities are not so registered).

Public Offering:  any underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act, (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form or a registration statement registering a public offering of a combination of debt and equity securities of the Corporation in which not more than ten percent (10%) of the gross proceeds received from the sale of such securities is attributed to such equity securities), provided that the net proceeds of such public offering to the Company equal $50,000,000 or more.

Purchase Agreement:  the Partnership Interest Purchase Agreement, dated as of March 3, 2003, among the Company, American Airlines, Inc., a Delaware corporation, Delta Airlines, Inc., a Delaware corporation, NWA Inc., a Delaware corporation, NewCRS Limited, Inc., a Delaware corporation, and Worldspan, L.P., a Delaware limited partnership, as the same may be amended from time to time.

Registration Rights Agreement:  the Registration Rights Agreement, dated as of the date hereof, among the Company, CVC, OTPP and the Other Stockholders, as the same may be amended from time to time.

Securities Act:  the Securities Act of 1933, as amended.

Subscription Agreements:  the Subscription Agreements, dated as of the date hereof, between the Company and each of the CVC Stockholders, OTPP and the Other Stockholders, as the same may be amended from time to time.

Subsidiary:  with respect to any Person, any corporation or other Person, a majority of the outstanding voting stock or other equity or similar ownership interests of which is owned, directly or indirectly, by that Person.

Transfer:  any sale, assignment, disposition, encumbrance, pledge or other transfer, whether directly or indirectly, or any agreement or commitment to do any of the foregoing.

ARTICLE V
MISCELLANEOUS

Section 5.1             Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

(i)            if to OTPP, to:

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Fax:  (416) 730-5082
Attention:  Shael Dolman

with a copy to:

Debevoise & Plimpton
919 Third Avenue
New York, New York  10022
Fax:  (212) 909-6836
Attention:  Margaret A. Davenport

(ii)           if to CVC, to:

Citigroup Venture Capital Equity
   Partners, L.P.
399 Park Avenue, 14th Floor
New York, New York  10022
Fax:  (212) 888-2940
Attention:  Joseph Silvestri

with a copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania  19103
Fax:  (215) 994-2222
Attention:  Geraldine A. Sinatra

(iii)          if to the Company, to:

Travel Transaction Processing Corporation
c/o Citigroup Venture Capital Equity
   Partners, L.P.
399 Park Avenue, 14th Floor

New York, New York  10022
Fax:  (212) 888-2940
Attention:  Joseph Silvestri

with copies to:

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Fax:  (416) 730-5082
Attention:  Shael Dolman;

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania  19103
Fax:  (215) 994-2222
Attention:  Geraldine A. Sinatra; and

Debevoise & Plimpton
919 Third Avenue
New York, New York  10022
Fax:  (212) 909-6836
Attention:  Margaret A. Davenport

(iv)          if to any Other Stockholder, to his, her
or its address listed on Schedules 1 and 2 hereto;

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the same day as such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered and (z) if by fax, on the same day as the day on which such fax was sent, provided that a confirmation of such fax is received.

Section 5.2             Governing Law, etc.  (a)  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof to the extent any such rules would require or permit the application of the laws of any other jurisdiction.  Each party hereto hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby.  Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that it is not subject to such jurisdiction, that such action, suit or proceeding may not be brought or is not maintainable in such courts, that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each party hereto hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.2(b).  With respect to any such litigation, the out-of-pocket fees and expenses (including reasonable attorneys’ fees) of the prevailing party shall be borne by the non-prevailing party upon final resolution of all claims related to such litigation by a court of competent jurisdiction.

Section 5.3             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Section 5.4             Assignment.  Except as otherwise provided in Section 5.6, neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by any party hereto without the prior written consent of the Company, CVC (but only for so long as the CVC Stockholders and their Permitted Transferees beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock) and OTPP (but only for so long as OTPP and its Permitted Transferees beneficially own at least 5% of the outstanding shares of Common Stock), and any purported assignment or other transfer without such consent shall be void and unenforceable.

Section 5.5             No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

Section 5.6             Subsequent Stockholders.

(a)           Permitted Transferees.  Each of the Stockholders and the Company hereby agrees that any Person who after the date of this Agreement is Transferred shares of Common Stock and/or Preferred Stock by any Stockholder (other than in connection with a public offering of such securities) and who is a Permitted Transferee of such Stockholder or acquired such shares pursuant to Section 2.1(a)(ii)(A) or 2.1(a)(iii)(B), shall, as a condition precedent to the Transfer of such shares to such Person, (i) become a party to this Agreement by executing a Joinder in the form of Exhibit B attached hereto and (ii) if such Person is an individual and a resident of a state with a community or marital property system, (A) cause his or her spouse to execute a Spousal Waiver in the form of Exhibit A attached hereto and (B) deliver such Joinder and Spousal Waiver, if applicable, to the Company at its address specified in Section 5.1 hereof.  Upon such execution and delivery, such Person shall be a Stockholder for all purposes of this Agreement, with the rights and obligations of (1) a CVC Stockholder hereunder, if such Person is an Affiliate of a CVC Stockholder (in which case such Person shall be deemed to be a CVC Stockholder for all purposes of the Agreement), (2) OTPP hereunder, if such Person is an Affiliate of OTPP (in which case such Person shall be deemed to be OTPP for all purposes of the Agreement) and (3) an Other Stockholder hereunder, if such Person is not an Affiliate of a CVC Stockholder or OTPP (in which case such Person shall be deemed to be an Other Stockholder for all purposes of this Agreement), provided, that notwithstanding the assignment hereunder of any rights to an Affiliate of CVC or OTPP, the parties hereto are entitled for purposes of this Agreement to deal exclusively with CVC or OTPP, as the case may be, and provided, further, that the assignment hereunder of any rights to an Affiliate of any Stockholder shall be void and of no effect as of the date such Person ceases to be an Affiliate of such Stockholder.  It is understood and agreed that the director designation rights of CVC and OTPP under Section 1.1 may be apportioned among such Stockholder and its Affiliate transferees, but in no event shall such Stockholder together with its Affiliates be entitled to designate more directors than the number permitted such Stockholder under Section 1.1.

(b)           Non-Permitted Transferees. Each of the Stockholders and the Company hereby agrees that any Person who after the date of this Agreement is Transferred shares of Common Stock and/or Preferred Stock by any Stockholder (other than in connection with a public offering of such securities) and who is not a Permitted Transferee of such Stockholder or did not acquire such shares pursuant to Section 2.1(a)(ii) or 2.1(a)(iii)(B), shall be given the opportunity to become a party to this Agreement by executing a Joinder in the form of Exhibit B attached hereto, subject to, if such Person is an individual and a resident of a state with a community or marital property system, (a) causing his or her spouse to execute a Spousal Waiver in the form of Exhibit A attached hereto and (b) delivering such Joinder and Spousal Waiver, if applicable, to the Company at its address specified in Section 5.1 hereof.  Upon such execution and delivery, such Person shall be a Stockholder for all purposes of this Agreement, with the rights and obligations of an Other Stockholder hereunder (in which case such Person shall be deemed to be an Other Stockholder for all purposes of this Agreement) or, subject to compliance with Section 5.8, with such other rights and obligations deemed appropriate by the Board, including at least one CVC Representative and one OTPP Representative (to the extent that CVC and OTPP then has a right to designate a member to the Board under Section 1.1).

(c)           The Company shall maintain a register of all parties to this Agreement, which shall be available for review upon the request of any party hereto.

Section 5.7             Termination.  Sections 1.1, 1.2, 2.2, 2.3 and 3.1 of this Agreement shall terminate upon the consummation of an initial Public Offering.  Any Stockholder who ceases to own shares of the Company’s capital stock or any interests therein shall cease to be a party to, or Person that is subject to, this Agreement and thereafter shall have no rights and obligations hereunder, provided, however, that any transfer of Covered Securities not explicitly permitted hereunder shall not relieve a Stockholder of any of his, her or its obligations hereunder.

Section 5.8             Amendment; Waivers, etc.  This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Company, CVC (but only for so long as the CVC Stockholders beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock), OTPP (but only for so long as OTPP beneficially owns at least 5% of the outstanding shares of Common Stock) and (i) to the extent (and only to the extent) any particular Other Stockholder’s rights hereunder are uniquely and adversely affected by such amendment, modification or supplement, by such Other Stockholder or (ii) to the extent (and only to the extent) the interests of the

Other Stockholders as a group are uniquely and adversely affected by such amendment, modification or supplement, by two-thirds (based on the number of shares of Common Stock owned by each Other Stockholder at the time of such amendment, modification or supplement) of the Other Stockholders; provided, however, that the consent of any Other Stockholder, CVC or OTPP shall not be required to the joinder of those Persons who become parties hereto pursuant to Section 5.6 hereof.  The Company shall notify all Other Stockholders promptly after any such amendment, modification or supplement shall have taken effect.  For purposes of Section 5.8, each of the CVC Stockholders and OTPP shall be deemed Other Stockholders at such time and for so long as the CVC Stockholders and their Affiliates collectively, in the case of CVC, and OTPP and its Affiliates collectively, in the case of OTPP, beneficially own less than 5% of the outstanding shares of Common Stock.  No waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 5.9             Entire Agreement.  This Agreement, the Subscription Agreements, the Option Agreements, the Employment Agreements, the Certificate of Incorporation of the Company, the By-Laws of the Company, the Advisory Agreement, and the Registration Rights Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.10           Remedies.  Each Stockholder acknowledges that the other Stockholders and the Company would be irreparably damaged in the event of a breach or a threatened breach by such Stockholder of any of its obligations under this Agreement and each Stockholder agrees that, in the event of a breach or a threatened breach by such  Stockholder of any such obligation, the other Stockholders and the Company shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such Stockholder of its obligations under this Agreement.  In the event that any Stockholder or the Company shall file suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney’s fees and expenses.

Section 5.11           Severability.  If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

Section 5.12           Headings; Counterparts.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 5.13           Legends.  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.  Each certificate representing Covered Securities that are subject to this Agreement shall be endorsed with a legend substantially to the following effect:

(A)          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS RECEIVED IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(B)           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN (I) A STOCKHOLDERS AGREEMENT AND (II) A REGISTRATION RIGHTS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.

(C)           THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Section 5.14           Spousal Waivers.  Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that no Other Stockholder may transfer any Covered Securities to any Person who is an individual and a resident of a state with a community or marital property system unless such Person (a) causes his or her spouse to execute a Spousal Waiver in the form of Exhibit A attached hereto and (b) delivers such Spousal Waiver to the Company at its address specified in Section 5.1 hereof.  Any transfer of Covered Securities by an Other Stockholder in contravention of the requirements of this Section 5.14 shall be void and of no effect.

Section 5.15           Recapitalizations, Exchanges, etc.  Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock and Preferred Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock or Preferred Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  All share numbers and percentages (including any comparison of ownership of a Stockholder as of two given reference dates) shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.  All share percentages shall be calculated on a primary basis.  Except as otherwise provided herein, this Agreement is not intended to confer upon any person, except for the parties hereto, any rights or remedies hereunder.

Section 5.16           Further Assurances.  Each party hereto shall, and shall use all reasonable efforts to, take or cause to be taken all actions, and do or cause to be done all other things, reasonably necessary, proper or advisable in order to give full effect to this Agreement.  Each party hereto shall negotiate, execute and deliver all reasonably required documents and do all other acts which may be reasonably requested by the other parties hereto to implement and carry out the terms and conditions of this Agreement.  Each party hereto shall use its commercially reasonable efforts not to take any action or fail to take any action which would reasonably be expected to frustrate the intent and purposes of this Agreement.  In furtherance of the foregoing, each Shareholder agrees to vote or cause to be voted all shares of capital stock of the Company owned by it or its Affiliates in a manner as may be reasonably required to implement and further the provisions of this Agreement.

Section 5.17           CVC Investor.  Each CVC Investor hereby represents that he or she or it is a Permitted Transferee of the CVC Stockholders.  For purposes of any calculations of shares of Common Stock or Preferred Stock held by the CVC Stockholders as of the Closing, all shares issued to the CVC Investors at the Closing, as set forth on Schedule 1, shall be included.  CVC hereby represents that the shares of Common Stock and Preferred Stock are being issued to the CVC Investors in compliance with the 3.5% limitation set forth in Section 2.1(a)(i)(A), and agrees that such shares will be included for purposes of any subsequent calculation of 2.1(a)(i)(A).

[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

TRAVEL TRANSACTION PROCESSING CORPORATION

By:	/s/ Rakesh Gangwal
	Name:	Rakesh Gangwal
	Title:	President and Chief Executive Officer

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ Shael J. Dolman
	Name:	Shael J. Dolman
	Title:	Portfolio Manager

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

By:	CVC PARTNERS LLC, as general partner

By:	Citigroup Venture Capital GP Holdings, Ltd., as managing member

By	/s/ Joseph M. Silvestri
	Name:	Joseph M. Silvestri
	Title:	Partner

CVC EXECUTIVE FUND LLC

By:	Citigroup Venture Capital GP Holdings, Ltd., as managing member

By	/s/ Joseph M. Silvestri
	Name:	Joseph M. Silvestri
	Title:	Partner

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

CVC/SSB EMPLOYEE FUND, L.P.

By:	CVC PARTNERS LLC, as general partner

By:	Citigroup Venture Capital GP Holdings, Ltd., as managing member

By	/s/ Joseph M. Silvestri
	Name:	Joseph M. Silvestri
	Title:	Partner

COURT SQUARE CAPITAL LIMITED

By	/s/ Joseph M. Silvestri
	Name:	Joseph M. Silvestri
	Title:	Partner

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

OTHER STOCKHOLDERS

/s/ Rakesh Gangwal
Rakesh Gangwal

/s/ M. Gregory O’Hara
M. Gregory O’Hara

/s/ Dale Messick
Dale Messick

/s/ Paul J. Blackney
Paul J. Blackney

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

CVC INVESTORS

/s/ Michael T. Bradley
Michael T. Bradley

/s/ Melissa B. Bradley
Melissa B. Bradley

/s/ Michael T. Bradley
Michael T. Bradley as custodian for Fiona T. Bradley under the Uniform Gifts to Minors Act

/s/ Michael T. Bradley
Michael T. Bradley as custodian for Sawyer B. Bradley under the Uniform Gifts to Minors Act

/s/ Charles E. Corpening
Flatbush Avenue Investment Partners, LLC

/s/ Michael S. Gollner
Michael S. Gollner

/s/ Ian D. Highet
Ian D. Highet

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

/s/ Max Kushner
Max Kushner

/s/ Rick Mayberry
Rick Mayberry

/s/ Diana Mayer
Diana Mayer

/s/ Harris Newman
Harris Newman

BG PARTNERS LP

By	/s/ Paul C. Schorr, IV
	Name:	Paul C. Schorr, IV
	Title:	General Partner and Authorized Signatory

SILVESTRI 2002 TRUST

By	/s/ Carolyn Risoli
	Name:	Carolyn Risoli
	Title:	Trustee

/s/ David F. Thomas
David F. Thomas

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

63BR PARTNERSHIP

By	/s/ James A. Urry
	Name:	James A. Urry
	Title:	Partner

ABG INVESTMENT MANAGEMENT LLC

By	/s/ John Weber
	Name:	John Weber
	Title:	General Partner

/s/ Marc Weill
Marc Weill

/s/ Joseph M. Silvestri
Joseph M. Silvestri

[STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

Schedule 1

CVC INVESTORS

Name	Address
Michael T. Bradley	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Melissa B. Bradley	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Michael T. Bradley as custodian for Fiona T. Bradley under the Uniform Gifts to Minors Act	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Michael T. Bradley as custodian for Sawyer B. Bradley under the Uniform Gifts to Minors Act	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Flatbush Avenue Investment Partners, LLC	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Michael S. Gollner	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Ian D. Highet	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Max Kushner	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Rick Mayberry	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Diana Mayer	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Harris Newman	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

BG Partners LP	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Silvestri 2002 Trust	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Joseph M. Silvestri	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

David F. Thomas	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

63BR Partnership	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

ABG Investment Management LLC	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Marc Weill	c/o Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor New York, New York 10022

Total Shares of Common Stock issued to CVC Investors at Closing	925,963

Total Shares of Preferred Stock issued to CVC Investors at Closing.	3,389,480

Schedule 2

MANAGEMENT STOCKHOLDERS

Name	Address

Rakesh Gangwal	Worldspan, L.P. 300 Galleria Parkway, N.W., Atlanta, Georgia 30339

M. Gregory O’Hara	Worldspan, L.P. 300 Galleria Parkway, N.W., Atlanta, Georgia 30339

Dale Messick	Worldspan, L.P. 300 Galleria Parkway, N.W., Atlanta, Georgia 30339

Paul J. Blackney	3131 Slaton Drive N.W., Apt. #35 Atlanta, GA 30305

Exhibit A

SPOUSAL WAIVER

[INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which she/he may acquire with respect to the disposition, voting or control of the shares of Common Stock or Preferred Stock subject to the Stockholders Agreement of Travel Transaction Processing Corporation, dated as of June 30, 2003, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Common Stock or Preferred Stock.

Name:

Exhibit B

JOINDER AGREEMENT

[DATE]

Reference is made to that certain Stockholders Agreement of Travel Transaction Processing Corporation (the “Corporation”), dated as of June 30, 2003, a copy of which is attached hereto (as amended and in effect from time to time, the “Stockholders Agreement”).

The undersigned signatory, in order to become the owner or holder of shares of any class of the capital stock of the Corporation, by virtue of the issuance by the Corporation of shares of capital stock to such signatory and/or the transfer of shares of capital stock to such signatory, hereby agrees that by the undersigned’s execution  hereof, the undersigned is a party to the Stockholders Agreement subject to all of the rights, restrictions, conditions and obligations applicable to the Stockholders (as that term is defined in Stockholders Agreement) set forth in the Stockholders Agreement.  This Joinder Agreement shall take effect and shall become a part of said Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of capital stock to the undersigned).

(please print name of transferee)

By:

Name:

Title:

ACCEPTED:

TRAVEL TRANSACTION PROCESSING CORPORATION

By:
Name:
Title: